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                      WEATHERWISE USA, LLC
                      Statement of Income
                  Period Ended March 31, 1999
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

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                                                       Quarter
                                                       -------
 Revenues                                                                                           $ 0.8
                                                                      -----
 Operating expenses
  Selling, general, and administrative                                  0.6
  Professional fees                                                     0.1
  Depreciation and amortization                                         0.2
                                                                      -----
    Total operating expenses                                            0.9
                                                                      -----
 Net loss                                                             $(0.1)
                                                                      =====

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